Exhibit 99.1

NEWS RELEASE

Southwestern Energy Company Announces Results of Early Participation in

Exchange Offer and Consent Solicitation

SPRING, Texas – August 13, 2021– Southwestern Energy Company (NYSE: SWN) (“Southwestern”) today announced that, in connection with the previously announced offer to eligible holders to exchange (the “Exchange Offer”) any and all outstanding 5.375% Senior Notes due 2029 issued by Indigo Natural Resources LLC (the “Indigo Notes”) for (1) up to $700,000,000 aggregate principal amount of new 5.375% Senior Notes due 2029 issued by Southwestern and guaranteed by certain subsidiaries of Southwestern (the “New Southwestern Notes”) and (2) cash, and the related consent solicitation by Southwestern (the “Consent Solicitation”) to adopt certain proposed amendments to the indenture governing the Indigo Notes (the “Proposed Amendments”), as of 5:00 p.m., New York City time, on August 13, 2021 (the “Early Tender Date”), the following principal amount of the Indigo Notes have been validly tendered and not validly withdrawn (and consents thereby validly given and not validly revoked):

Title of Series/CUSIP	Aggregate Principal Amount Outstanding	Indigo Notes Tendered at Early Tender Date
		Principal Amount	Percentage
5.375% Senior Notes due 2029/ 45569LAC5/U4529LAB0	$700,000,000	$694,960,000	99.28%

Southwestern has also received the requisite consents to adopt the Proposed Amendments with respect to the Indigo Notes. Southwestern intends to cause Indigo to enter into a supplemental indenture with the trustee for the Indigo Notes to effect the Proposed Amendments.

Withdrawal rights for the Exchange Offer and Consent Solicitation expired as of the Early Tender Date. The Exchange Offer and Consent Solicitation are being made pursuant to the terms and subject to the conditions set forth in the offering memorandum and consent solicitation statement dated August 2, 2021 (the “Offering Memorandum and Consent Solicitation Statement”).

The Exchange Offer and Consent Solicitation are subject to the consummation of the transactions contemplated by the Agreement and Plan of Merger, dated as of June 1, 2021 (the “Merger Agreement”), by and among Southwestern, Ikon Acquisition Company, LLC, a Delaware limited liability company and wholly owned subsidiary of Southwestern, Indigo Natural Resources LLC (“Indigo”) and Ibis Unitholder Representative, LLC, a Delaware limited liability company, on the terms, and subject to the conditions, which Southwestern will acquire all of the outstanding membership interests of Indigo (the “Indigo Merger”).

The Exchange Offer and Consent Solicitation are subject to certain additional conditions, although Southwestern may waive any such condition at any time with respect to the Exchange Offer. Any waiver of a condition by Southwestern with respect to the Exchange Offer will automatically waive such condition with respect to the Consent Solicitation. Any amendment of the terms of the Exchange Offer by Southwestern will automatically amend such terms with respect to the Consent Solicitation. Southwestern may complete the Exchange Offer even if valid consents sufficient to effect the Proposed Amendments are not received because Southwestern may waive any such condition at any time with respect to the Exchange Offer.

Southwestern may modify or terminate the Exchange Offer and/or may extend the Expiration Date (as defined herein) and/or the settlement date with respect to the Exchange Offer, subject to applicable law. Any such modification, termination or extension will automatically modify, terminate or extend the Consent Solicitation, as applicable.

Holders who validly tender their Indigo Notes after the Early Tender Date but no later than 5:00 p.m., New York City time, on September 1, 2021, unless extended (the “Expiration Date”), will be eligible to receive, on the settlement date, the applicable Exchange Consideration as set forth in the Offering Memorandum and Consent Solicitation Statement, for all such Indigo Notes that are accepted. The settlement date will be promptly after the Expiration Date and is expected to be within two business days after the Expiration Date.

The complete terms and conditions of the Exchange Offer and Consent Solicitation are described in the Offering Memorandum and Consent Solicitation Statement, a copy of which may be obtained by contacting Ipreo LLC, the exchange agent and information agent in connection with the Exchange Offer and Consent Solicitation, at (888) 593-9546 (U.S. toll-free) or (212) 849-3880 (banks and brokers) or Ipreo-ExchangeOffer@ihsmarkit.com.

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders or consents with respect to, any security. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful. The Exchange Offer and Consent Solicitation are being made solely pursuant to the Offering Memorandum and Consent Solicitation Statement and only to such persons and in such jurisdictions as is permitted under applicable law.

The New Southwestern Notes have not been and, except as may be required pursuant to a related registration rights agreement, will not be registered under the Securities Act or any state securities laws. Therefore, the New Southwestern Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

About Southwestern

Southwestern Energy Company is a leading U.S. producer of natural gas and natural gas liquids focused on responsibly developing large-scale energy assets in the nation’s most prolific shale gas basins. SWN’s returns-driven strategy strives to create sustainable value for its stakeholders by leveraging its scale, financial strength and operational execution.

Forward-Looking Statements

Certain statements and information in this news release may constitute “forward-looking statements.” Forward-looking statements relate to future events, including, but not limited to the Exchange Offer and Consent Solicitation. The words “believe,” “expect,” “anticipate,” “plan,” “predict,” “intend,” “seek,” “foresee,” “should,” “would,” “could,” “attempt,” “appears,” “forecast,” “outlook,” “estimate,”

“project,” “potential,” “may,” “will,” “likely,” “guidance,” “goal,” “model,” “target,” “budget” and other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. Statements may be forward looking even in the absence of these particular words. Where, in any forward-looking statement, Southwestern Energy expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. Management cautions you that the forward-looking statements contained herein are not guarantees of future performance, and we cannot assure you that such statements will be realized or that the events and circumstances they describe will occur. Factors that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements herein include, but are not limited to: the timing and extent of changes in market conditions and prices for natural gas, oil and natural gas liquids, including regional basis differentials and the impact of reduced demand for our production and products in which our production is a component due to governmental and societal actions taken in response to COVID-19 or other public health crises and any related company or governmental policies and actions to protect the health and safety of individuals or governmental policies or actions to maintain the functioning of national or global economies and markets; our ability to fund our planned capital investments; a change in our credit rating, an increase in interest rates and any adverse impacts from the discontinuation of the London Interbank Offered Rate; the extent to which lower commodity prices impact our ability to service or refinance our existing debt; the impact of volatility in the financial markets or other global economic factors; difficulties in appropriately allocating capital and resources among our strategic opportunities; the timing and extent of our success in discovering, developing, producing and estimating reserves; our ability to maintain leases that may expire if production is not established or profitably maintained; our ability to transport our production to the most favorable markets or at all; the impact of government regulation, including changes in law, the ability to obtain and maintain permits, any increase in severance or similar taxes, and legislation or regulation relating to hydraulic fracturing, climate and over-the-counter derivatives; the impact of the adverse outcome of any material litigation against us or judicial decisions that affect us or our industry generally; the effects of weather; increased competition; the financial impact of accounting regulations and critical accounting policies; the comparative cost of alternative fuels; credit risk relating to the risk of loss as a result of non-performance by our counterparties; and any other factors listed in the reports we have filed and may file with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference herein. All written and oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.

Additional Information about the Indigo Merger and Where to Find It

This communication relates to the Indigo Merger, and may be deemed to be solicitation material in respect of the issuance of the stock consideration for the Indigo Merger. The issuance of the stock consideration for the Indigo Merger will be submitted to the shareholders of Southwestern for their approval. In connection with Southwestern’s stockholder vote on the issuance of the stock consideration for the Indigo Merger, Southwestern filed a proxy statement on Schedule 14A with the SEC on July 20, 2021. This communication is not a substitute for the proxy statement that Southwestern filed with the SEC or any other documents that Southwestern may file with the SEC or send to its stockholders in connection with the issuance of the stock consideration for the Indigo Merger. Southwestern mailed a definitive proxy statement to its stockholders on our about July 22, 2021 in connection with Southwestern’s solicitation of proxies for the special meeting of Southwestern’s stockholders to be held to approve the issuance of the stock consideration for the Indigo Merger. This presentation does not contain all the information that should be considered concerning the Indigo Merger, including relevant risk factors that may be included in the proxy statement. It is not intended to provide the basis for any investment decision or any other decision in respect to the issuance of the stock consideration for the Indigo Merger. Southwestern’s stockholders and other interested persons are urged to read Southwestern’s proxy statement and any other relevant documents that are filed or furnished or will be filed or will be furnished with the SEC, as well as any amendments or supplements to these documents, carefully and in their entirety before making any voting or investment decision with respect to the issuance of the stock consideration for the Indigo Merger, as these materials will contain important information about the Indigo Merger, related matters and the parties to the Indigo Merger. A copy of the definitive proxy statement was sent to all stockholders of record of Southwestern seeking the required stockholder approvals. Investors and stockholders can obtain free copies of the proxy statement and other documents filed with the SEC by Southwestern through the web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders can obtain free copies of the proxy statement from Southwestern by accessing Southwestern’s website at https://www.swn.com.

This communication is for informational purposes only and is neither an offer to sell or purchase, nor the solicitation of an offer to buy or sell any securities, nor is it a solicitation of any vote, consent, or approval in any jurisdiction pursuant to or in connection with the Indigo Merger or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Investor Contacts

Brittany Raiford

Director, Investor Relations

(832) 796-7906

brittany_raiford@swn.com

Bernadette Butler

Investor Relations Advisor

(832) 796-6079

bernadette_butler@swn.com